Q4 EARNINGS | 2025 Q1 2026 EARNINGS May 7, 2026

Q1'26 EARNINGS | Presentation Disclosures This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our strategic plans, expansion in Asia, expected sales trends, effects of tariffs and anticipated financial results, including without limitation, our full year and second quarter 2026 guidance. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: impacts from economic downturns; changes in the retail industry and markets for our consumer products; risks associated with our international operations, including risk related to tariffs and trade restrictions; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to execute our business strategy; our ability to manage our inventories and growth; our ability to identify or complete any strategic alternative transaction; our dependence on content development and creation by third parties; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; fluctuations in our gross margin and seasonal impacts; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; our ability to secure additional financing on favorable terms or at all; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; and volatility in the price of our Class A common stock. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2026 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. 2

Q1'26 EARNINGS | Table of Contents 3 Executive Summary Financial Summary Brand Highlights Appendix 4 7 11 16 MOTU POP! He-Man (Live Action)

Q1'26 EARNINGS | Executive Summary 1’26 EARNINGS | 4

Q1'26 EARNINGS | Josh Simon “We kicked off the year with a strong Q1 performance, building on the positive momentum from the second half of 2025, with net sales, gross margin and adjusted EBITDA all exceeding expectations. International sales were robust, particularly in Europe, and our Core Collectibles business increased 17% year over year, contributing to the highest reported gross margin in our history. “As we focus on bringing the biggest cultural moments to life, we’re excited to continue executing against our strategic plan, moving at the speed of culture, meeting fans wherever they are and giving them new ways to connect with the stories they love.” 5 CEO

Q1'26 EARNINGS | Executive Summary Strong Q1’2026 Financial Performance - Net sales, gross margin and adjusted EBITDA1 - all well above guidance  Net sales of $201M, up 5% year-over-year, driven by continued positive momentum in Europe and strong sales in the US wholesale channel; Core Collectibles business up 17% compared with Q1 of last year; first quarter of YoY growth since Q4 2024  Gross margin of 44%, highest in company’s history (since IPO)  Adjusted EBITDA of $11M, versus ($5 million) in Q1 of last year, was well above expectations Further Balance Sheet Improvement in Q1  Paid down $6 million of debt2  Reduced net inventory by 8% compared with December 31, 2025 and by 12% compared with March 31, 2025  Free cash flow improved by $31 million compared to Q1 of last year  Operational Enhancements  Advanced efforts to expand Asia business  Named Andy Oddie Chief International Officer  Senior team recently visited Japan, Hong Kong, Vietnam and South Korea  Appointed Nik Rupp SVP – Brand and Marketing 2026 Outlook  Strong start to 2026 year, building on positive momentum generated in the second half of 2025  Q2 Net Sales expected to be up 1% to 6% year-over-year; Adjusted EBITDA $5 - $10 million  Reiterating full-year outlook: Net Sales expected to be flat to up 3% year-over-year; Adjusted EBITDA $70 - $80 million 6 1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For a reconciliation of adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix. 2 Total debt also reduced by $3.6 million of debt amendment costs. 1

Q4 EARNINGS | 2025 Financial Summary Q1’26 EARNINGS | 7 One Piece POP! Monkey D. Luffy (Live Action)

Q1'26 Results vs Guidance

	Guidance	Actual		Commentary
Net sales	Q1 sales flat to down 2% vs Q1 2025	Q1 sales ($201M) were **UP 5%** vs Q1 2025	✓	Strong sales across Europe and in the North America wholesale channel. Some of the upside to Q1 guidance was driven by a pull-forward in demand from retailers on strong POS trends (up 6% YoY globally, in units)
Gross margin	~41% to 43%	44%	✓	Highest ever reported by company, driven by price adjustments, sales mix, a reduction in sales discounts and promotional activity, and renewed licensing agreements with reduced minimum guaranteed royalties
Adj. EBITDA[1]	~breakeven	$11M	✓	Significantly better than guidance, driven by the net sales beat, gross margin performance, and SG&A discipline

[1] Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For a reconciliation of adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix.

Q1'26 EARNINGS | 8

Q1'26 EARNINGS | $24M ($8M) ($6M) $191M Q1-2025 Core Collectibles Loungefly Other Q1-2026 Q1’26 Net Sales Bridge 9 Core Collectibles: Net sales related to core collectibles increased $24M, led by Standard Pop! and Bitty Pop! product lines. Loungefly - decrease in Loungefly sales primarily due to a significant reduction in less-profitable SKUs. Other - The majority of the Other sales decline can be attributed to broader profit improvement plans, which included rationalizing underperforming SKUs and product lines. $201M+17% -23% -55% +5%

2026 Outlook

	Q2'26 Guidance	Full-Year Outlook	Commentary on Full-Year Outlook
Net sales (vs. LY)	~$195M to $205M, up 1% to 6%	Flat to up 3%	Core Pop! sales expected to grow high-single-digit %, offset by a double-digit % decrease in Loungefly sales and other product lines primarily due to a significant reduction in less-profitable SKUs
Gross margin	~42% to 44%	~41% to 43%	Assumes current tariff rates remain unchanged
Adj. EBITDA[1]	$5M to $10M	$70M to $80M	Substantial increase expected vs 2025 due to full year of price adjustments and cost reductions, and materially lower royalty minimum guarantee payments as a result of renewed licensing agreements

[1] Adjusted EBITDA is a non-GAAP measure. A reconciliation of the adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the second quarter of 2026 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $15 million and interest expense of approximately $5 million. For the full year 2026, the company expects equity-based compensation of approximately $14 million, depreciation and amortization of approximately $60 million and interest expense of approximately $18 million, each of which is a reconciling item to net loss.

Q1'26 EARNINGS | 10

Q4 EARNINGS | 2025 Brand Highlights Q1’26 EARNINGS | 11

Q1'26 EARNINGS | Q1’26 Top 10 Properties 12 7% of Q1 Net Sales 37% of Q1 Net Sales 1. 2. 3. 4. 5. 6. 7. 8. 9. 10.

Q1'26 EARNINGS |13 Opening night at Inter Miami’s new state of the art soccer stadium – Pop! Yourself and an assortment of exclusive Funko Pops! and Loungefly bags were a big hit with fans. NEW Shop-in-Shop at Inter Miami CF (MLS)

POP!
YOURSELF
SE
Funko
WRESTLEMANIA

Funko showed up at **WWE World and WrestleMania 42** in Las Vegas with a high-energy footprint.

Pulling fans into the action with Pop! Yourself stations, exclusive drops and fan giveaways.

New "QuickStrike" moment: turned a surprise WrestleMania appearance into a Pop! figure almost instantly … a real-time example of Funko moving at the *speed* of culture.


SPEED



iShowSpeed
150M followers

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Q1'26 EARNINGS | Timed for the upcoming 2026 FIFA World Cup, we’ve launched officially licensed Pop! figures of World Cup team mascots and top players from Team USA, England, and France. Fans can also personalize their Pop! Yourself figures with the Team USA or Team England (available in UK) logo. World Cup Fever! 15

Q4 EARNINGS | 2025 Appendix Q1’26 EARNINGS | 16

Q1'26 EARNINGS | Q1’26 Financial Summary 17 1 Adjusted net loss, adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For a reconciliation of adjusted net income, adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix. Q1-2026 Q1-2025 Net sales $200.9 M $190.7 M Gross margin 44.2% 40.3% SG&A $83.7 M $84.8 M Adjusted net loss1 $6.3 M $17.8 M Adj. EBITDA1 $11.3 M $(4.7) M Adj. EBITDA margin1 5.6% (2.4)% Stranger Things POP! Steve Harrington

Q1'26 EARNINGS | Reconciliation of Non-GAAP Financial Metrics 18 Three Months Ended March 31, 2026 2025 (in thousands) Net loss $ (18,127) $ (28,059) Equity-based compensation (1) 2,414 3,265 Foreign currency transaction loss (2) 516 176 Tax receivable agreement liability adjustments (3) 112 - Third-party debt amendment fees (4) 3,549 - Income tax expense (5) 5,249 6,788 Adjusted net loss $ (6,287) $ (17,830)

Q1'26 EARNINGS | Reconciliation of Non-GAAP Financial Metrics cont'd 19 Three Months Ended March 31, 2026 2025 (in thousands) Net loss $ (18,127) $ (28,059) Interest expense, net 4,884 3,849 Income tax expense 3,153 844 Depreciation and amortization 14,774 15,262 EBITDA $ 4,684 $ (8,104) Adjustments: Equity-based compensation (1) 2,414 3,265 Foreign currency transaction loss (2) 516 176 Tax receivable agreement liability adjustments (3) 112 - Third-party debt amendment fees (4) 3,549 - Adjusted EBITDA $ 11,275 $ (4,663) Adjusted EBITDA margin (6) 5.6% (2.4)%

Q1'26 EARNINGS | Reconciliation of Non-GAAP Financial Metrics cont'd 20 (1) Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. (2) Represents both unrealized and realized foreign currency losses (gains) on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency exchange contracts. (3) Represents recognized adjustments to the tax receivable agreement liability. (4) Represents nonrecurring debt fees paid as part of the fifth amendment to the credit agreement. (5) Represents the income tax expense effect of the above adjustments, including adding back the valuation allowance to the net loss. This adjustment uses an effective tax rate of 25% for all periods presented. (6) Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.